SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    Date of Report (Date of earliest event reported)

               FEBRUARY 20, 2003 ROTARY POWER INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-12756             13-3632860
 -----------------------------------------------------------------------------
 (State or Other Jurisdiction        (Commission           (IRS Employer
     of Incorporation)               File Number)       Identification No.)


              POST OFFICE BOX 128, WOOD-RIDGE, NEW JERSEY 07075-0128
              -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (914) 741-6809
                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)


Explanatory Note
-----------------

On March 5, 2003, the Company filed a Current Report on Form 8-K (the "Original Filing") to announce the resignation of Demetrius & Company LLC as the Company's auditor. This Amendment amends Item 4 of the Original Filing.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 20, 2003, Demetrius & Company LLC, Certified Public Accountants resigned as independent auditors of the company. The Board of Directors acknowledged their resignation with regret.

In each of the calendar years 2000 and 2001, the audit opinion of Demetrius & Company LLC did not include an adverse opinion or a disclaimer of opinion, but did include a "going concern" qualification. The Company lacked the funds to retain Demetrius & Company LLC to perform an audit for calendar year 2002.

At no time during the two audited years, or through the February 20, 2003 resignation date, have there been disagreements or "reportable events" with Demetrius & Company LLC as described in items 304(a)(i)(iv) and (v) of Regulation S-K.

EXHIBIT 16

DEMETRIUS & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated February 20,2003, of Rotary Power International, Inc and are in agreement with the statements therein. We have no basis to agree with other statements of the registrant contained therein.

/s/ Demetrius & Company LLC
DEMETRIUS & COMPANY LLC
Wayne New Jersey
April 16, 2003

Explanatory Note
Demetrius & Company LLC received a copy of this 8-K/A filing prior to the Company filing same. The above letter reference of the February 20, 2003 date is incorrect and should have stated that they agreed with the above revised wording as intended and agreed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ROTARY POWER INTERNATIONAL, INC.


By: /s/ VIRGIL WENGER
    ------------------------------------
    Virgil Wenger
    Chairman, Board of Directors

Dated: April 23, 2003